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                                                                  EXHIBIT (p)(4)

                                 CODE OF ETHICS

                       AELTUS INVESTMENT MANAGEMENT, INC.

         INTRODUCTION

              Aeltus has the privilege of being retained by our clients to manage their assets. As investment managers, we are fiduciaries to our clients. And, as fiduciaries, we must always put our clients' best interests first, avoiding even the appearance of conflicts of interest with our clients.

              The Code of Ethics (Code) has been adopted by Aeltus' Senior Management and applies to all directors, officers and employees of Aeltus Investment Management, Inc. and its subsidiaries (Aeltus). The Code covers personal securities transactions by Aeltus directors, officers, employees, members of their immediate families, persons who reside with them, and relatives who are supported by them.

              Administration of the Code is the responsibility of our Compliance Officers. Enforcement of the Code is the responsibility of Senior Management. Our Compliance Officers are responsible for reviewing and investigating any reported or suspected violations of the Code and reporting their findings to Senior Management. If the investigation discloses that a violation has occurred, Senior Management will determine appropriate actions and sanctions, which may include termination of employment.

              Senior Management believes that compliance with the Code will help prevent actual or perceived conflicts of interest caused by personal securities transactions. Senior Management also believes that the Code is reasonable and that it is not overly restrictive.

              From time to time, the Code may be revised. If you have any questions regarding the Code, please contact one of our Compliance Officers.

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         DEFINITIONS

              Whenever used in the Code, and unless the context indicates otherwise, the following terms have the following meanings:

              1. "Aeltus Employee" means every officer or director of Aeltus
                 Investment Management, Inc., and any person employed and compensated directly by Aeltus Investment Management, Inc. or any of its subsidiaries. "Aeltus Employee" also includes any employee of ING Investment Management, LLC who is a "shared employee" by virtue of a Shared Employee arrangement or other writing.

              2. "Hague Employee" means a person employed by or associated with
                 ING Investment Management Advisors B.V. who, by virtue of a Shared Employee arrangement or other writing, makes, or obtains information regarding the purchase or sale of covered securities by or on behalf of Aeltus, or whose functions relate to the making of any recommendations with respect to the purchases or sales.

              3. "Employee" means any Aeltus Employee or Hague Employee.

              4. "Affiliated Person" means an individual who serves as an officer or director of Aeltus but who is employed by an affiliated company of Aeltus and does not receive compensation directly from Aeltus.

              5. "Category A Employees" includes all Aeltus Employees within the equity and fixed income investment departments, including the Chief Executive Officer. It may also include certain information technology and other support employees who, in conducting their daily activities, have access to information regarding the purchase and sale of securities, but excludes administrative personnel supporting the CEO and administrative personnel within the investment departments.

              6. "Category B Employees" generally include all Aeltus Employees who are not within Category A who participate in Aeltus' long-term compensation plan (including all non-equity department preclearance officers).

              7. "Category C Employees" generally include all Aeltus Employees not in Category A or Category B.

              8. "Category D Employees" include all Affiliated Persons who, in connection with their oversight functions or duties as an officer or director of Aeltus, do not make, participate in, or obtain information regarding the purchase or sale of securities.

              9. "Category E Employees" includes all Hague Employees.

             10. Consultants, temporary and part-time employees are exempt from the Code if they do not meet the definition of "access persons" under Rule 17j-1 promulgated under the Investment Company Act of 1940, as amended. If these individuals meet such definition, they will be placed in Category A and will be subject to the Code.

             11. "Frequent Securities Transactions" means more than thirty (30)
                 transactions in non-exempt securities within a calendar quarter. For purposes of this definition only, exempt securities includes non U.S. mutual funds and government securities.

             12. "Pre-Clearance Officer" means those Employees designated by
                 Senior Management to pre-clear personal securities transactions and whose names are shown on Appendix A.

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             13. "Restricted List" means the list or lists that the investment department provides to the Compliance Department, which includes those securities that are being purchased or sold for client accounts and securities that may be prohibited from purchase or sale by client accounts or Aeltus Employees for various reasons (e.g., large concentrated ownership positions or possession of material, non-public information).

                    NOTE: Because of the nature of the selection process regarding securities being purchased or sold pursuant to a computer-determined program trade ("Program Trade"), securities involved in a Program Trade may not be included on the Restricted List.

             14. "Security" means ALL securities EXCEPT:

                 - shares of registered open-end investment companies (mutual funds);

                 - direct obligations of the U.S. Government (but not its agencies or instrumentalities e.g., FNMA or GNMA, etc.);

                 -  bankers' acceptances;

                 -  bank certificates of deposit;

                 -  commercial paper;

                 - money market instruments, including repurchase agreements and other high-quality short-term debt instruments.

              These exceptions will hereinafter be referred to as "exempt securities".

             12. "Account" means:

                 -  an Employee's own account;

                 - an account in which an Employee has a beneficial interest and can influence investment decisions; or

                 - a personal account of a member of the Employee's household; or an account over which an Employee exercises investment discretion in a capacity other than as an Employee.

         POLICY

              Parallel Investing.

              Subject to the provisions of the Code, Employees may own the same securities as those acquired by Aeltus for its clients.

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              Priority of Client Interests.

              Every Employee must give priority to the interests of Aeltus clients over his or her own interest in making a personal investment.

              To effect this policy:

              Category A and Category B Employees may not knowingly execute a personal securities transaction without complying with the "Pre-Clearance of Investments" provision in the Procedures Section of the Code.

              Employees that make or support the making of investment decisions for client accounts are prohibited from knowingly buying or selling a security within seven (7) calendar days before and seven
              (7) calendar days after a client that he or she manages trades in that security.

              NOTE: Even though securities involved in a Program Trade may not be listed on the Restricted List, Employees that make or support the making of investment decisions for client accounts that are buying or selling securities in a Program Trade are prohibited from knowingly buying or selling these securities in their personal accounts.

              NOTE: Because of the nature of the selection process regarding securities being purchased or sold pursuant to a Program Trade, Employees that make or support the making of investment decisions for client accounts that purchased or sold securities in a Program Trade are not restricted to the seven (7) calendar day prohibition mentioned above.

              Conflict with Clients.

              No Employee may knowingly buy, sell or dispose in any manner, including by gift, a personal securities investment that would cause, or appear to cause, a conflict with the interests of an Aeltus client.

              Responsibility to Disclose Possible Conflict Before Client Transaction.

              Before an Employee recommends, directs, executes or participates in any security transaction involving an Aeltus client, such Employee will disclose to a Pre-Clearance Officer all relevant details concerning any possible conflict, or appearance of conflict, between his or her personal investments and the interests of an Aeltus client. For example, the capitalization and trading volume of a security owned by an Employee may be relevant in determining whether there is a possible conflict of interest if that Employee participates in a decision to buy or sell that security for an Aeltus client. Moreover, an Employee is expected to use common sense and professional judgment to determine if he or she should disclose personal information as a possible basis for conflict of interest.

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              Full Disclosure of Personal Securities Investments.

              In order to enable Aeltus to determine compliance with the Code, every Employee, when requested by a Compliance Officer, will disclose all information about his or her Accounts and personal securities investments.

              The following reports of Accounts will be required of all
              Employees:

              - within ten (10) calendar days of their employment start date, the New Hire Holdings Report (see Appendix B) which describes all Securities holdings as of their employment start date at Aeltus. Employees who fail to submit the report within ten (10) calendar days of their employment start date will be prohibited from engaging in any personal securities transactions;

              - within ten (10) days of the end of each calendar quarter, the Quarterly Securities Transactions Report (see Appendix C) which describes all Securities transactions made during the previous quarter;

              - within thirty (30) days after the end of the calendar year, the Annual Report of Holdings (see Appendix D) which lists all Securities held as of December 31 of the year reported.

              Aeltus Influence.

              No Employee will use the influence of his or her position to obtain a personal trading advantage.

              Pre-Clearance of Trades.

              Category A Employees are required to pre-clear all Securities transactions.

              Category B Employees are required to pre-clear all Securities transactions only if (1) the transaction is in an amount greater than $50,000 OR (2) the transaction involves more than 1,000 shares of a Security. For example, pre-clearance is not required for transactions involving 1,000 shares of a $50 stock; pre-clearance is required for transactions involving more than 1,000 shares of a $20 stock. Transactions in securities that are not listed for trading on any regulated securities exchange or on NASDAQ are required to be pre-cleared regardless of the size of the transaction (see, "Non-Public Securities and Private Placement Securities" in this section). Category B Employees effecting transactions in the same Security within 5 business days of the last transaction in that Security must obtain pre-clearance approval regardless of the size of the transaction. In the event that a Category B Employee wishes to transact in a Security which exceeds the $50,000 in value or 1,000 share limitation, pre-clearance must be obtained in accordance with the pre-clearance procedures described in the Procedures section of the Code.

              Category C, Category D and Category E Employees are not required to pre-clear any securities transactions.

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              Material Non-Public Information.

              No Employee will trade or recommend trading in Securities on the basis of material non-public information. Employees are subject to the provisions of Aeltus' Policies and Procedures Governing Insider Trading Activity.

              Founder's Stock.

              No Employee will purchase, or otherwise acquire in any manner, founder's stock of any corporation.

              Initial Public Offerings.

              No Employee will purchase any Security in an initial public offering.

              Non-Public Securities and Private Placement Securities.

              Personal investments by Employees in non-public securities or securities obtained pursuant to a private placement offering are subject to the same rules as personal investments in securities, including the Pre-Clearance process described in the Procedures section of the Code.

              In the event that an Employee is granted permission to make a personal investment in a non-public security or securities obtained pursuant to a private placement, that Employee will not participate in the consideration of whether clients should invest in that issuer's public or non-public securities. Such consideration will be subject to independent review by investment personnel with no personal investment in that issuer.

              Pre-Clearance of Gifts of Securities.

              Category A Employees will not dispose non-exempt securities by gift without having obtained preclearance in accordance with the pre-clearance procedures described in the Procedures section of the Code.

              Category B Employees may dispose of Securities by gift without having obtained pre-clearance provided such gift does not exceed $50,000 in value or 1,000 shares. If such gift exceeds $50,000 in value or 1,000 shares, pre-clearance must be obtained in accordance with the pre-clearance procedures described in the Procedures section of the Code.

              Category C, Category D and Category E Employees may dispose of Securities by gift without having obtained pre-clearance.

              Receipt of Gifts.

              No Employee may receive any gift or other thing of more than de minimus value from any person or entity that does business with Aeltus. Employees who receive a gift or other thing of more than de minimus value from any person or entity that does business with Aeltus should immediately contact a Compliance Officer to determine the proper disposition of such gift.

              Short-Term Trading.

              Employees should focus their energy toward providing Aeltus and its clients with their maximum attention and effort. Senior Management believes that if Employees were to systematically engage in a pattern of short-term trading (i.e., effecting Frequent Securities Transactions) for their Accounts, they

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              would be doing so at the expense of Aeltus and its clients as these Employees' attention would be diverted from their responsibility to Aeltus and its clients to their own personal needs. Accordingly, Employees should not affect Frequent Securities Transactions for their Accounts.

              In addition, Senior Management believes that Category A Employees should not profit in the purchase and sale, or sale and purchase of the same Security within 60 calendar days. While Senior Management recognizes that short term trading strategies are generally well within the parameters of existing legal requirements, a general prohibition on short term trading profits (i.e., the purchase and sale, or sale and purchase of the same or equivalent Securities within 60 calendar days) can serve as an important prophylactic device against allegations of conflicts of interest (e.g., front running client transactions). Accordingly, the prohibition against short term trading profits is designed to minimize the possibility that Category A Employees will capitalize inappropriately on the market impact of trades involving client transactions to which they may be privy.

              Senior Management believes that this policy will help to reduce allegations of conflicts of interest. In certain circumstances, and as determined on a case-by-case basis, exceptions may be allowed when no abuse is involved and the fairness of the situation strongly supports an exemption.

              Employees who breach the above policies may be subject to certain sanctions including, but not limited to, reprimand, disgorgement of profits, suspension and terminations.

              NOTE: Short-term trading profits obtained in an Account from the exercise of employee stock options and the subsequent sale of the underlying stock are exempt from this prohibition and are, instead, viewed as a form of employee compensation.

              Service as a Director or Officer.

              Absent prior approval of Senior Management, Employees, except Category D Employees, may not serve as directors or officers of unaffiliated public or private companies. Category D Employees may be required to notify Senior Management if they serve as a director or officer of an unaffiliated company.

              ING Americas Code of Conduct.

              All Aeltus Employees are subject to the ING Americas Code of Conduct and must abide by all its requirements.

              ING Groep N.V. Securities

              All Employees, unless otherwise required, may transact in ING Groep N.V. securities without pre-clearance and compliance with the prohibition against short term trading profits. All Employees must report transactions in ING Groep N.V. securities on their Quarterly Securities Transactions Report and holdings of ING Groep N.V. securities on their Annual Report of Holdings. This provision does not replace or amend any of ING's or Aeltus' restrictions or procedures regarding insider trading.

PROCEDURES

              Absence of Conflict of Interest.

              Before buying or selling a security in his or her Account, an Employee should ask the following questions:

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              -  "Will the investment cause my economic interest to conflict, or appear to conflict, with the interests of an Aeltus client either now or at some later time?"

              - "Would I be embarrassed if The Wall Street Journal had an article regarding my personal investment?"

              - "Would I be embarrassed to discuss the matter with my mother or father?"

         Unless the answer is a confident "NO", the investment should not be made.

         Pre-Clearance.

              Category A Employees must obtain approval from a Pre-Clearance Officer prior to entering an order to buy, sell or transfer by gift all Securities in an Account, except exempt securities.

              Category B Employees are not required to obtain approval from a Pre-Clearance Officer prior to entering an order to buy, sell or transfer by gift all Securities in an Account, unless such transaction is greater than $50,000 in value OR greater than 1,000 shares. Transactions in Securities that are not listed for trading on any regulated securities exchange or on NASDAQ are required to be pre-cleared regardless of the size of the transaction. Pre-clearance is required of Category B Employees who would like to effect transactions in the same Security within 5 business days of the last transaction, without regard to the size of the transaction.

              Category C, Category D and Category E Employees are not required to obtain approval from a Pre-Clearance Officer prior to entering an order to buy, sell or transfer by gift Securities in an Account.

              NOTE: Category A Employees in the Equity Department must pre-clear their equity transactions through Pre-Clearance Officers listed under "For Equity Department Employees" on Appendix A.

              NOTE: In order to avoid any appearance of impropriety where an Employee is asked to pre-clear a personal securities transaction submitted by his or her supervisor, persons occupying the following offices will pre-clear as follows:

              (1) Chief Executive Officer through an Equity Department Pre-Clearance Officer and countersigned by a Compliance Department Pre-Clearance Officer;

              (2) Chief Operating Officer through an Equity Department Pre-Clearance Officer and countersigned by a Compliance Department Pre-Clearance Officer;

              (3) Chief Financial Officer through an Equity Department Pre-Clearance Officer and countersigned by a Compliance Department Pre-Clearance Officer;

              (4) Head of Equity Department through an Equity Department Pre-Clearance Officer (except himself or herself) and countersigned by a Compliance Department Pre-Clearance Officer;

              (5) Head Equity Trader through Head of Equity Department;

              (6) Chief Compliance Officer through an Equity Department Pre-Clearance Officer.

              Exceptions to Pre-clearance Requirements for Category A and Category B Employees.

              It is not necessary to obtain pre-clearance for investments which are made by an independent fiduciary (i.e., a discretionary account) for an Account, securities purchased through an automatic payroll deduction program where the timing of purchases is controlled by someone other than the Employee, purchases which are part of an automatic dividend reinvestment plan, and purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer. Sales of Securities obtained as a result of the exercise of such rights, however, must be pre-cleared as required.

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              Evaluation of Request for Pre-Clearance.

              A Pre-Clearance Officer will evaluate a request for pre-clearance and consider whether the transaction would violate any provisions of the Code. It is expected that in making such determination, a Pre-Clearance Officer may consider the following information:

              -  The information regarding the transaction;

              - Previously submitted requests for pre-clearance of personal trades;

              - Information from the portfolio managers regarding Securities currently under consideration for purchase or sale by Aeltus' clients;

              - The Aeltus electronic trading system as to all Securities owned by Aeltus' clients;

              -  The Restricted List; and

              -  Other appropriate sources.

              Response to Request for Pre-Clearance.

              A Pre-Clearance Officer's response to the request for pre-clearance will include:

              - Making a telephone call to the Employee requesting pre-clearance, to either approve or deny the request, and

              - Filing a copy of the Pre-Clearance form with the Compliance Department (a sample copy of which is included as Appendix E).

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              Time for Which A Transaction is Approved.

              An Employee who is required to obtain pre-clearance may authorize his or her broker to execute a transaction only on the day on which approval for that transaction is given. If the transaction is not completed on that day, the Employee must again obtain pre-clearance for the transaction on each day that the Employee would like to effect the transaction.

              Post Execution Reporting.

              At the close of each calendar quarter, the Compliance Department will forward a copy of the Personal Securities Transactions Quarterly Report (see Appendix C) to every Employee. Within ten
              (10) calendar days of the end of each calendar quarter, every Employee must complete and return to the Compliance Department the Quarterly Report, which describes all Securities transactions of personal investments executed during the preceding three months.

              At the close of each calendar year, the Compliance Department will forward a copy of the Annual Securities Holdings Report (see Appendix D) to every Employee. Within thirty (30) calendar days of the end of each calendar year, every Employee must complete and return to the Compliance Department the Annual Report, which describes all Securities then held in the Employee's account(s) as of December 31 of the year reported.

              Confidentiality.

              All information submitted to the Aeltus Compliance Department pursuant to pre-clearance and post execution reporting procedures will be treated as confidential information. It may, however, be made available to governmental and securities industry self-regulatory agencies with regulatory authority over Aeltus as well as to Aeltus' auditors and legal advisors, if appropriate.

         SUPERVISORY PROCEDURES

              Exceptions to Policy and Procedures.

              Because all fact situations cannot be contemplated, Aeltus' Chief Compliance Officer and Senior Management retain the authority to permit exceptions to the above policies and procedures when to do so is consistent with the interests of Aeltus and its clients.

              Administration of the Code.

              In order to ensure observance of these policies and procedures relating to personal investments, the Aeltus Chief Compliance Officer will:

              -  Distribute the Code to all Employees;

              - Provide educational programs to familiarize Employees with relevant policies and procedures;

              - Reconcile pre-clearance approvals with Quarterly Report and Annual forms (the Chief Compliance Officer's transactions will be reviewed by the Chief Operating Officer);

              - Take appropriate actions to ensure compliance with the policies and procedures of the Code; and

              - Maintain and review records related to personal securities transactions.

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         Furthermore, Senior Management will:

         - Set an example by their personal actions of compliance with the letter and spirit of Aeltus' policies and procedures;

         - Require observance of Aeltus' policies and procedures and, if such policies and procedures are violated, determine the appropriate sanction for the offender, which may include termination of employment;

         -  Review the Code on a regular basis and update as necessary.

         Each Employee will be required annually to certify that they have read and understood the policies and procedures contained in the Code (see Appendix F).

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                                   APPENDIX A

                             PRE-CLEARANCE OFFICERS

         William Bartol                             (860) 275 - 2266

         Sara Harney                                (860) 275 - 4069

                         FOR EQUITY DEPARTMENT EMPLOYEES

         Heather Bentley                            (860) 275 - 2436

         James Chiecko                              (860) 275 - 3746

         Neil Kochen                                (860) 275 - 2423

         Sara Pihl                                  (860) 275 - 3747

         Kristen Pinchera                           (860) 275 - 2445

         Nancy Postel                               (860) 275 - 2434

         Peter Walsh                                (860) 275 - 3749

         Jenn Rizza                                 (860) 275 - 3748

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                                   APPENDIX B

                            NEW HIRE HOLDINGS REPORT

              Date of Hire:______________, 200_

              INFORMATION REQUIRED IN THIS REPORT MUST BE AS OF YOUR EMPLOYMENT DATE OF HIRE. YOU MUST FILE THIS REPORT WITHIN TEN (10) DAYS OF YOUR ASSOCIATION WITH AELTUS. PLEASE NOTE THAT YOU DO NOT HAVE TO REPORT HOLDINGS OF EXEMPT SECURITIES (AS DEFINED IN THE CODE OF ETHICS).

              [ ] No Holdings To Report (Check if applicable)

              Print Name ___________________________________________

Title of   Number of  Principal  Broker
Security*   Shares     Amount    or Bank           * Disclaimer
---------  ---------  ---------  -------  ----------------------------------
                                          (Check if applicable, give reasons)

              * The undersigned declares that the recording of the holding checked in this column shall not be construed as an admission that he/she had any direct or indirect ownership in the security described.

              IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR MOST RECENT ACCOUNT STATEMENT(S) AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN. IF YOU HAVE ANY QUESTIONS OR CONCERNS RELATED TO THIS FORM, PLEASE FEEL FREE TO CONTACT ONE OF THE FIRM'S COMPLIANCE OFFICERS.

              Date: _________________________

              Signature: ____________________

              PLEASE FORWARD TO THE CHIEF COMPLIANCE OFFICER, SH11.

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                                   APPENDIX C

                    QUARTERLY SECURITIES TRANSACTIONS REPORT

                      For Quarter Ending _________________

              FILING OF REPORT IS REQUIRED WHETHER OR NOT TRANSACTIONS OCCURRED. PLEASE NOTE THAT YOU DO NOT HAVE TO REPORT TRANSACTIONS IN EXEMPT SECURITIES. IF YOU HAVE OPENED A NEW ACCOUNT THIS QUARTER, PLEASE CHECK AND COMPLETE BELOW. THIS FORM MUST BE FILED WITHIN TEN (10) DAYS OF THE END OF THE CALENDAR QUARTER.

              [ ] No Transactions To Report (Check if applicable)

              [ ] I opened a new account this quarter. Name of Broker or Bank
              ____________ Date Opened ______________

              Print Name ___________________

Trade   (including interest rate and
        maturity date, if applicable)   ** Quantity   ** Quantity           Principal   Broker
Date          Title of Security*         Purchased       Sold       Price    Amount     or Bank           *** Disclaimer
----    -----------------------------   -----------   -----------   -----   ---------   -------  -----------------------------------
                                                                                                 (check if applicable, give reasons)

              * The undersigned declares that the recording of the transaction checked in this column shall not be construed as an admission that he/she had any direct or indirect ownership in the security described in the transaction.

              ** If you have acquired or disposed of a security in a transaction other than a purchase or sale (e.g., by gift), please describe the nature of the transaction.

              *** The undersigned declares that the recording of the transaction listed in this column shall not be construed as an admission that he/she has or had any direct or indirect ownership in the security described in the transaction.

              IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR ACCOUNT STATEMENTS AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.

              Date: _____________________ Signature:___________________________

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                                   APPENDIX D

                       AELTUS INVESTMENT MANAGEMENT, INC.

                  ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS

              FILING OF REPORT IS REQUIRED WITHIN THIRTY (30) DAYS OF CALENDAR YEAR-END. PLEASE NOTE THAT YOU DO NOT HAVE TO REPORT HOLDINGS OF EXEMPT SECURITIES.

              [ ] No Holdings To Report (Check if applicable)

              Print Name ______________________________________________

Title of   Quantity   Principal   Broker
Security     Held      Amount     or Bank             * Disclaimer
--------   --------   ---------   -------   ----------------------------------
                                            (Check if applicable, give reasons)

                  * The undersigned declares that the recording of the transaction listed in this column shall not be construed as an admission that he/she has or had any direct or indirect ownership in the security described in the transaction.

              PLEASE FORWARD TO THE CHIEF COMPLIANCE OFFICER, SH11.

              IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR ACCOUNT STATEMENTS AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.

              Date: _____________________________

              Signature: ________________________

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                                   APPENDIX E

                       AELTUS INVESTMENT MANAGEMENT, INC.

                   REQUEST FOR PERSONAL SECURITIES TRANSACTION

                               PRE-CLEARANCE FORM

              Name:_____________________________________________________________

              Department:_______________________________________________________

              Date:_____________________________________________________________

              Time:_____________________________________________________________

              Security:_________________________________________________________

              Type of Account

              Individual ______ Joint _______ Spousal ________ Other: __________

              Type of Transaction

              Purchase _______ Sale ______ Gift _______ Other/Describe__________

              Have you bought/sold the same or an equivalent security within the past 60 days?

              Yes____ No____

              If yes, please discuss this transaction with the Compliance Department PRIOR TO ENTERING INTO the transaction.

              Transaction is:     Approved _____________     Denied___________

              If Approved, approval valid for TRADE DATE:________________

              PLEASE FORWARD TO THE CHIEF COMPLIANCE OFFICER, SH11.

              Pre-Clearance Officer:_____________________________________

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                                   APPENDIX F

                       AELTUS INVESTMENT MANAGEMENT, INC.

                             EMPLOYEE CERTIFICATION

                              Aeltus Code of Ethics

              I certify that I have read and understood the Aeltus Code of Ethics, and acknowledge that I am subject to the policies and procedures contained therein.

              Please sign and return this certification to the attention of the Chief Compliance Officer, SH11, as soon as possible.

              Print Name:________________________________

              Signature: ________________________________

              Date:      ________________________________

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